Exhibit 10.15

Form for Non-Employee Directors

ENVIVA PARTNERS, LP

LONG-TERM INCENTIVE PLAN

UNIT AWARD GRANT NOTICE

Pursuant to the terms and conditions of the Enviva Partners, LP Long-Term Incentive Plan, as amended from time to time (the “Plan”), Enviva Partners GP, LLC, a Delaware limited liability company (the “General Partner”), hereby grants to the individual listed below (“you” or “Director”) the number of Units set forth below.  This award of Units (this “Award”) constitutes an Other Unit-Based Award under the Plan and is subject to the terms and conditions set forth herein, in the Unit Award Agreement attached hereto as Exhibit A (the “Agreement”) and the Plan, each of which is incorporated herein by reference.  Capitalized terms used but not defined herein shall have the meanings set forth in the Plan.

Director:	[•]

Date of Grant:	[•]

Total Number of Units:	[•]

By signing below, you agree to be bound by the terms and conditions of the Plan, the Agreement and this Unit Award Grant Notice (this “Grant Notice”).  You acknowledge that you have reviewed the Agreement, the Plan and this Grant Notice in their entirety and fully understand all provisions of the Agreement, the Plan and this Grant Notice.  You hereby agree to accept as binding, conclusive and final all decisions or interpretations of the Committee regarding any questions or determinations arising under the Agreement, the Plan or this Grant Notice.

This Grant Notice may be executed in one or more counterparts (including portable document format (.pdf) and facsimile counterparts), each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

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IN WITNESS WHEREOF, the General Partner has caused this Grant Notice to be executed by an officer thereunto duly authorized, and Director has executed this Grant Notice, effective for all purposes as provided above.

ENVIVA PARTNERS GP, LLC

By:
Name:
Title:

DIRECTOR

[Name of Director]

SIGNATURE PAGE TO

UNIT AWARD GRANT NOTICE

EXHIBIT A

UNIT AWARD AGREEMENT

This Unit Award Agreement (this “Agreement”) is made as of the Date of Grant set forth in the Grant Notice to which this Agreement is attached (the “Date of Grant”) by and between Enviva Partners GP, LLC, a Delaware limited liability company (the “General Partner”), and [•] (“Director”).  Capitalized terms used but not specifically defined herein shall have the meanings specified in the Plan or the Grant Notice.

1.                                      Award.  Effective as of the Date of Grant, the General Partner hereby grants to Director the number of common units (“Units”) of Enviva Partners, LP, a Delaware limited partnership (the “Partnership”) set forth in the Grant Notice on the terms and conditions set forth in the Grant Notice, this Agreement and the Plan, which is incorporated herein by reference as a part of this Agreement.  In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.

2.                                      Issuance Mechanics.  The Units shall be fully vested on the Date of Grant and shall be subject to the terms and conditions set forth in the Grant Notice, this Agreement and the Plan.  All Units issued hereunder shall be delivered either by delivering one or more certificates to Director or by entering the Units in book-entry form, as determined by the Committee in its sole discretion.  Director shall have all the rights of a unitholder of the Partnership with respect to the Units.

3.                                      Tax Withholding.  Upon any taxable event arising in connection with the Units, the General Partner shall have the authority and the right to deduct or withhold (or cause one of its Affiliates to deduct or withhold), or to require Director to remit to the General Partner (or one of its Affiliates), an amount sufficient to satisfy all applicable federal, state and local taxes required by law to be withheld with respect to such event.  In satisfaction of the foregoing requirement, unless otherwise determined by the Committee, the General Partner or one of its Affiliates shall withhold from any cash or equity remuneration (including, if applicable, any of the Units otherwise deliverable under this Agreement) then or thereafter payable to Director an amount equal to the aggregate amount of taxes required to be withheld with respect to such event.  The amount of such withholding shall be limited to the aggregate amount of taxes required to be withheld based on the minimum statutory withholding rates for federal, state, local and foreign income tax purposes that are applicable to such taxable income; provided, however, that such withholding may be based on rates in excess of the minimum statutory withholding rates if (x) the Committee (i) determines that such withholding would not result in adverse accounting, tax or other consequences to the General Partner or any of its Affiliates (other than immaterial administrative, reporting or similar consequences) and (ii) authorizes such withholding at such greater rates and (y) Director consents to such withholding at such greater rates.  Director acknowledges and agrees that none of the Board, the Committee, the General Partner, the Partnership or any of their respective Affiliates have made any representation or warranty as to the tax consequences to Director as a result of the receipt of the Units.  Director represents that Director is in no manner relying on the Board, the Committee, the General Partner, the Partnership or any of their respective Affiliates or any of their respective managers, directors, officers, employees or authorized representatives (including, without limitation, attorneys, accountants, consultants, bankers, lenders, prospective lenders and financial representatives) for tax advice or an assessment of such tax consequences. Director represents that Director has consulted with any tax consultants that Director deems advisable in connection with the Units.

4.                                      No Right to Continued Membership on the Board.  Nothing in the adoption of the Plan, nor the award of the Units thereunder pursuant to the Grant Notice and this Agreement, shall confer upon Director the right to continued membership on the Board or affect in any way the right of the General Partner to terminate such membership at any time.  Any question as to whether and when there has been a termination of Director’s membership on the Board, and the cause of such termination, shall be determined by the Committee or its delegate, and such determination shall be final, conclusive and binding for all purposes.

5.                                      Notices.  Any notices or other communications provided for in this Agreement shall be sufficient if in writing.  In the case of Director, such notices or communications shall be effectively delivered if sent by registered or certified mail to Director at the last address Director has filed with the General Partner.  In the case of the Partnership or General Partner, such notices or communications shall be effectively delivered if sent by registered or certified mail to the attention of the general counsel of the General Partner at the General Partner’s principal executive offices.

6.                                      Agreement to Furnish Information.  Director agrees to furnish to the General Partner all information requested by the General Partner to enable the General Partner or any of its Affiliates to comply with any reporting or other requirement imposed upon the General Partner or any of its Affiliates by or under any applicable statute or regulation.

7.                                      Entire Agreement; Amendment.  This Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof, and contains all the covenants, promises, representations, warranties and agreements between the parties with respect to the Units granted hereby.  Without limiting the scope of the preceding sentence, all prior understandings and agreements, if any, among the parties hereto relating to the subject matter hereof are hereby null and void and of no further force and effect.  The Committee may, in its sole discretion, amend this Agreement from time to time in any manner that is not inconsistent with the Plan; provided, however, that except as otherwise provided in the Plan or this Agreement, any such amendment that materially reduces the rights of Director shall be effective only if it is in writing and signed by both Director and an authorized officer of the General Partner.

8.                                      Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to conflicts of law principles thereof.

9.                                      Successors and Assigns.  The General Partner may assign any of its rights under this Agreement without Director’s consent.  This Agreement will be binding upon and inure to the benefit of the successors and assigns of the General Partner.  This Agreement will be binding upon Director and Director’s beneficiaries, executors and administrators.

10.                               Clawback.  Notwithstanding any provision in this Agreement or the Grant Notice to the contrary, this Award and the Units issued hereunder shall be subject to any applicable clawback policies or procedures adopted in accordance with the Plan.

11.                               Severability.  If a court of competent jurisdiction determines that any provision of this Agreement (or portion thereof) is invalid or unenforceable, then the invalidity or unenforceability of such provision (or portion thereof) shall not affect the validity or enforceability of any other provision of this Agreement, and all other provisions shall remain in full force and effect.

12.                               Code Section 409A. None of the Units are intended to constitute or provide for a deferral of compensation that is subject to Section 409A of the Code and the Treasury regulations and other interpretive guidance issued thereunder (collectively, “Section 409A”).  Notwithstanding the foregoing, none of the Partnership, the General Partner or any of their respective Affiliates makes any representations that the payments provided under this Agreement are exempt from or compliant with Section 409A and in no event shall the Partnership, the General Partner or any of their respective Affiliates be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by Director on account of non-compliance with Section 409A.

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